       This is a re-filing of a Form 8-A12B/A filing made on August 4, 2000 under CIK 0000894356 (Structured Products Corp.).  We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.

             (Exact name of registrant as specified in its charter)

              Delaware                                     13-3692801
----------------------------------------       ---------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

        390 Greenwich Street                                 10013
         New York, New York
(Address of principal executive offices)                  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A. (c), please check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A. (d), please check the following box [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                  Name of Each Exchange on Which
            to be so Registered                  Each Class is to be Registered

4,000,000 TIERS(SM) Principal-Protected Trust
  Certificates, Series Telecom 2000-7 with
     a principal amount of $40,000,000
           (the "Certificates")                  American Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Certificates to be registered hereunder is set forth under the
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captions entitled: "Summary Information -- Q&A"; "Risk Factors"; "Description of
the Certificates"; "Certain ERISA Considerations"; and "United States Federal
Income Tax Considerations" in Registrant's Prospectus Supplement related to the
TIERS(SM) Principal-Protected Trust Certificates, Series Telecom 2000-7, a copy of which Prospectus Supplement was filed pursuant to Rule 424(b) under the
Securities Act on July 27, 2000, and "Risk Factors" and "Description of
Certificates" in Registrant's Prospectus, dated May 13, 1999, which description is incorporated herein by reference.

Item 2.  Exhibits.

                  1. Certificate of Incorporation of Structured Products Corp.
is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is
incorporated herein by reference.

                  2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

                  3. Form of Corporate Trust Agreement is set forth as Exhibit
4.3 to the Registration Statement and is incorporated herein by reference.

                  4. Form of the Prospectus is attached to the Registration
Statement and is incorporated herein by reference.

                  5. Form of the Prospectus Supplement dated July 24, 2000
related to the TIERS(SM) Principal-Protected Trust Certificates, Series Telecom
2000-7, which was filed with the Securities and Exchange Commission on July 27,
2000, pursuant to Rule 424(b)(2) under the Securities Act of 1933, and is incorporated herein by reference.

                  6. Form of TIERS(SM) Asset Backed Supplement Series Telecom
2000-7 related to the TIERS(SM) Principal-Protected Trust Certificates, Series
Telecom 2000-7, which is set forth as an exhibit on Form 8-A12B/A filed with the
Securities and Exchange Commission, for Structured Products Corp., on
August 4, 2000, and is incorporated herein by reference.

                   [Balance of page left intentionally blank]

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            STRUCTURED PRODUCTS CORP.
Date:    July 31, 2000

                                            By:  /s/ Matthew R. Mayers
                                               -------------------------------
                                                 Authorized Signatory

[X]

[X]

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